EXHIBIT 1.1

                        FORM OF DEALER-MANAGER AGREEMENT

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              150,000 SHARES OF LIMITED LIABILITY COMPANY INTERESTS
                                       of
                            ICON INCOME FUND TEN, LLC
                     (a Delaware limited liability company)

                            DEALER-MANAGER AGREEMENT

_____________, 2003

ICON Securities Corp.
100 Fifth Avenue, 10th Floor
New York, New York 10011

Dear Sirs:

      Reference is made to the enclosed prospectus, as amended at the time the related registration statement becomes effective (the "Prospectus") relating to the offering (the "Offering") by ICON Income Fund Ten, LLC, an equipment leasing program in the form of a limited liability company ("the Company"), of limited liability company interests in shares of $1,000 each (the "Shares"). The Shares and the terms upon which they are offered are more fully described in the Prospectus.

      We are entering into this Agreement with you as exclusive managing sales agent (the "Dealer-Manager") pursuant to which you are authorized to (1) select and provide sales support to a group of securities broker-dealers (the "Selling Dealers") which are members of the National Association of Securities Dealers, Inc. ("NASD") and (2) to offer directly to the general public, in each case to offer, on a best efforts basis, a total maximum offering of up to 150,000 Shares.

      Each Selling Dealer selected by you is authorized by its selling dealer agreement (the "Selling Dealer Agreement"), and you are hereby authorized, to find purchasers for the Shares which satisfy the suitability standards set forth in the Prospectus during the Offering Period (as defined below) and which are acceptable to the Company. The date on which the offering shall terminate is the earlier of (i) the last day of the twenty-four (24) month period which begins on the Effective Date (as defined in the Prospectus) of the registration statement, as amended at the time it becomes effective (the "Registration Statement") (with the offering of Shares in certain states for more than 12 months subject to the permission of the state securities commission of such respective states) or (ii) the date on which all Shares available for sale are fully subscribed, unless the Offering is earlier terminated (hereinafter called the "Termination Date"), with notice to you by ICON Capital Corp., the manager of the Company (the "Manager"). The period between the Effective Date of the Registration Statement and the Termination Date is hereinafter called the "Offering Period." Each date on which any investor is admitted to the Company (thereby becoming a "Member") is hereinafter called a "Closing Date."

      This Agreement shall become effective (i) at 12:01 A.M., New York City time, on the first full business day after the Effective Date, or (ii) upon the release of the Shares for offering, whichever is earlier. The time of the release of the Shares for offering is the publication after the Effective Date of the first newspaper advertisement relating to the Shares or the time of the first mailing of copies of the final Prospectus, whichever is earlier. Each of us agrees to notify the other immediately after it shall have taken any action by release or otherwise, whereby this Agreement shall have become effective. This Agreement may be terminated by the Company at any time before it becomes effective without liability to the Company or any Member thereof.


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      The  Company  will  accept  subscriptions  for the  Shares  subject to the
Company's right to terminate the Offering Period at any time without notice and to reject any subscription in whole or in part, in its sole discretion. The acceptance of subscriptions is further subject to the following terms and conditions:

      1. Appointment as Dealer-Manager. We hereby authorize you to act as the Dealer-Manager during the Offering Period and, on a "best efforts" (and not "firm underwriting") basis only, to offer Shares directly, and to enter into Selling Dealer Agreements on behalf of the Company authorizing each such Selling Dealer to offer, to potential investors which (a) satisfy the investor suitability standards (i) set forth in the Prospectus as well as (ii) under applicable state laws and (iii) the NASD Rules of Fair Practice and (b) are acceptable to the Company (the "Eligible Investors"). As Dealer-Manager, you will act as an independent contractor and not as our agent or as agent for the Company in connection with your solicitation of subscriptions for Shares and will therefore be responsible for assuring that each investor satisfies all such requirements. You agree that you will not make representations or give information which is not (x) contained in the Prospectus or in supplemental sales literature specifically authorized for use in the manner described in
Section 5 of this Agreement or (y) consistent with the representations and information contained therein.

      2. Subscriptions for Shares. You shall (a) find Eligible Investors for the Shares, (b) keep records of the basis for each determination by a member of, or person associated with, your firm of an investor's suitability and (c) promptly forward each fully completed and executed copy of the subscription agreement, which shall be in the form of Exhibit C to the Prospectus (the "Subscription Agreement"), as signed by each investor and countersigned by a supervisory representative of your firm, together with the related subscription payment in the form of a check made payable to "The Chase Manhattan Bank ICON Income Fund Ten, LLC Escrow Account" to:

                              ICON Securities Corp.
                              100 Fifth Avenue, 10th Floor
                              New York, New York 10011

      Each Subscription Agreement and related subscription payment shall be forwarded by your firm to us at the foregoing address no later than noon of the next business day after receipt from your customer by any member of, or person associated with, your firm of such payment, unless such Subscription Agreement and payment are first forwarded to another of your offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. (Notwithstanding the foregoing, any investor's check not properly completed as described above shall be promptly returned to such investor not later than the next business day following your receipt of such check). Each subscription so received by the Manager will be subject to acceptance or rejection by it by the end of the next business day. Each such subscription payment received by us and accepted by the Manager will be transmitted, as soon as practicable, but in any event by the end of the second business day following our receipt thereof, to The Chase Manhattan Bank (the "Escrow Agent") for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation which shall be an escrow account in the name of Escrow Agent pending the Initial Closing Date (as defined below) and will be a segregated subscription account of the Company thereafter. We undertake to promptly return directly to you for return to any of your customers whose subscriptions are not accepted by the Manager, their Subscription Agreements together with the related, uncashed subscription payments within two business days of our receipt of same. Unless and until an event requiring a refund occurs, an investor will have no right to withdraw his subscription payments from escrow. The Manager has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as a purchaser any investor for any reason whatsoever or no reason.


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      Unless  subscriptions  for at least 5,000 Shares are received and accepted by the Manager on or before the Termination Date, the Company will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction, and the Offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for 5,000 Shares the Manager will notify the Escrow Agent that Schedule A to the Company's operating agreement (the "Operating Agreement") has been amended to admit as Members investors (other than those who are residents of the Commonwealth of Pennsylvania, which requires that a minimum of 7,500 Shares must be sold before such residents' subscription payment may be released from escrow) for whom subscriptions have been accepted, and the Escrow Agent is to pay over promptly to the Company the amount of all of such investors' subscription payments then on deposit and shall distribute interest earned on each subscription payment to the investors entitled to interest named on his subscription. The date on which such admission of Members shall occur is hereinafter called the "Initial Closing
Date."  Under   regulations  of  the   Commonwealth   of   Pennsylvania,   until
subscriptions for 5% (or $7,500,000) of the maximum offering have been received, the subscription payments of Pennsylvania residents must be held in escrow.
After   subscriptions   for  the  residents  of  all   jurisdictions   including
Pennsylvania have been received, all remaining subscriptions then being held in escrow will be released from escrow upon the next Closing Date and the applicable investors will be admitted to the Company as Members (in the manner described in the preceding sentence). Following the Initial Closing Date, the Manager will continue to accept subscriptions for additional Shares during the remainder of the Offering Period and to admit to the Company as Members investors whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the Manager, with the anticipation that Closing Dates subsequent to the Initial Closing Date will occur as frequently as daily.

      In connection with the Offering, the Company will pay:

            (a) sales commissions in an amount equal to 8.0% of the total purchase price of all Shares sold through your efforts (the "Sales Commissions"), except for Share sales to (a) officers, employees and securities representatives of the Manager, its affiliates and each Selling Dealer (the "Affiliated Members"), and (b) investors by registered investment advisers affiliated with a Selling Dealer who do not charge a commission in connection with an investment in Shares (the "RIA Members"), as to which no Sales Commissions are payable. Affiliated Members and RIA Members may purchase Shares for a net share price of $920.00 per Share. Purchases of Shares by Affiliated Members and RIA Members shall be for investment purposes only and not with a view toward resale and shall be limited to a maximum of 10% of the total shares sold.

            (b) an underwriting fee (the "Underwriting Fee") equal to $20.00 for every Share actually sold by you, your registered representatives and registered representatives of all Selling Dealers for your services in supervising the sale of Shares and to reimburse you, on a non-accountable basis, for wholesaling fees and expenses.

      The total marketing compensation to be paid to you in connection with the Offering, including Sales Commissions and Underwriting Fees shall not exceed 10.0% of the gross offering proceeds from sale of Shares and the total of such Sales Commissions, Underwriting Fees and reimbursable due diligence fees and expenses (if any), shall not exceed 10.5% of the gross offering proceeds from sale of Shares.

      All such compensation will be paid by the Company within 30 days after each Closing Date in respect of subscriptions submitted by investors who were admitted to the Company on such Closing Date. In addition, you will be entitled to reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (a) 1/2 of 1% of the gross offering proceeds or (b) the maximum amount permitted to be paid under the NASD's Rules of Fair Practice (the "NASD Rules"). Notwithstanding the foregoing, no compensation


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will be paid in respect of subscriptions  (or portions  thereof) which have been rejected by the Manager, or in the event the minimum offering for 5,000 Shares is not successfully completed.

      Sales Commissions with respect to Shares actually sold by you or your registered representatives and Underwriting Fees with respect to all Shares sold (by you or by any Selling Dealers) will be due and payable to you within 30 days of each Closing Date on which the purchasers of such Shares are admitted as Members and, to the extent that such commissions are advanced (which they shall be only for bona fide transactions as referenced in Rule 2810 of the NASD's Conduct Rules) prior to a Closing Date (with respect to sales of Shares actually sold by you), such payments shall be deemed advances which shall be returnable by you, in the event that, for any reason, such Closing Date does not occur. "Qualified Shares" shall mean only those Shares for which the particular state in which the Shares are sold does not (i) require that more than 5,000 Shares be sold before investors from such state may be admitted as Members or (ii) prohibit the payment of commissions with respect to sales of such Shares, provided, however, when the aggregate number of Shares sold exceeds the requirements of the particular state with respect to clause (i) and/or (ii) above, such Shares shall become Qualified Shares.

      3. Termination of Agreement. The provisions of this Agreement relating to the Offering shall terminate as to the Company upon the completion of the Offering Period, and may be terminated by you or us as specified in Section 10 of this Agreement, subject to the survival of all provisions hereof which by their nature are intended to survive termination of this Agreement.

      4. Limitations on Payments. You agree that neither you nor any salesperson under your control shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that this provision shall not prohibit the normal sales commission payable to any properly licensed person for selling Shares. In addition, you agree not to receive any rebates or give-up or participate in any reciprocal business arrangements (other than the securities distribution arrangements specified in the Prospectus) which would violate any restriction on the Company contained in the Prospectus.

      5. Supplementary Sales Material. You agree that you will not use any supplementary sales materials other than the Prospectus (including, inter alia transmittal letters, underwriting memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts, pictures, written scripts or outlines), whether prepared to solicit sales to prospective investors or for the exclusive use of you and your personnel, except as supplied by the Company and described under the caption "Supplemental Sales Literature" in the Prospectus, or otherwise specifically described in a written advice from the Company authorizing the type and manner of use. The use of any such other supplementary sales material is expressly prohibited except to the extent specified in any such written advice.

      6. Right To Sell. Notwithstanding any information furnished or any action taken by us in that connection, we shall have no obligation or liability with respect to the registration or qualification of the Shares in any jurisdiction or the qualification or right of you or any Selling Dealer to sell or advertise them therein.

      7. Limited Obligations Nothing herein contained shall constitute a partnership, association or other separate entity or partners between or among you, and/or any Selling Dealer and the Company, or with each other, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933, as amended (the "Act"), and no other obligations on our part shall be implied hereby or inferred herefrom.

            (a) Notwithstanding anything to the contrary provided hereinbelow, the Company will indemnify and hold you harmless in the manner and solely to the extent specified in Section 6 of the Operating Agreement (the terms of which are incorporated herein by reference) against


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      any losses  (including  any  claims of any  Selling  Dealers),  damages or liabilities, joint or several, to which you may become subject as a result of entering into, or performing your duties under this Agreement.

            (b) You agree to indemnify and hold harmless the Manager, in its capacity as manager of the Company, and the Company against any losses, claims, damages or liabilities to which the Manager and the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any preliminary prospectus or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Manager by you expressly for use therein; and to reimburse the Company in connection with investigating or defending any such action or claims.

            The indemnity agreement in this paragraph (b) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each partner of the Company, and to each person, if any, who controls the Company within the meaning of the Act.

            (c) Promptly after receipt by an indemnified  party under  paragraph
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection
      (a) of this Section 7 is unavailable in accordance with its terms, the Company and you shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by said indemnity agreement incurred by the Company and you (or any controlling person), in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the Offering; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to receive the notice required under subsection (a) of this Section 7 or is not entitled to receive the indemnification provided for in subsection (a) of this Section 7 because of the second provision thereof, then the relative fault of the Company and you in connection with the statement or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (net of Underwriting


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      Fees and Sales  Commissions  but before  deducting  the  organization  and
      offering  expense  allowance)   received  by  the  Company  bears  to  the
      Underwriting Fees and Sales Commissions received by you, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact, such statement or omission relates to information supplied by the Company or you and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission including, with respect to you, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result from the fact that you sold Shares to an investor to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has complied with Section 5 hereof. The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to
      include  any  legal  or  other  expenses   reasonably   incurred  by  such
      indemnified party in connection with investigating or defending against or appearing as a third party witness in any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by you were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or
      omission   or   alleged   omission.   No  person   guilty  of   fraudulent
      misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. In addition, certain states may also impose limitations or indemnifications given or received in a public offering. For purposes of this subsection (d), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall have the same rights to contribution as you shall have.

      8. Representations, Warranties and Covenants of Dealer-Manager.

            (a) Qualification of Dealer-Manager and its Representatives. You represent, warrant and covenant that you are, and during the Offering Period will continue to be, (i) a member in good standing of the NASD and
      (ii) registered as a securities broker-dealer in those jurisdictions wherein members of, or persons associated with, your firm will offer or sell the Shares. You also represent, warrant and covenant that, during the Offering Period, you will only permit members of, or persons associated with, your firm to offer or sell Shares if such persons are duly registered or licensed to sell direct participation program investments by, and in good standing with, the NASD and those jurisdictions wherein they will offer or sell Shares. You hereby certify that neither your firm nor any member of your firm has been subject to a fine, consent decree or suspension of your or their licenses within the last three (3) years, for violation of federal or state securities or regulations. You also hereby certify that you will promptly advise the President of the Manager of any civil or administrative proceedings during the Offering Period involving alleged violations of such laws or regulations.

            (b) Investor Suitability and Minimum Investment. You further represent, warrant and covenant that no member of, or person associated with your firm, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability and minimum investment requirements under the applicable provisions of the Prospectus or the laws of such jurisdiction (if they are more restrictive). You hereby acknowledge your firm's obligations pursuant to NASD Rules, in general, and NASD Conduct Rule 2810, in particular. Specifically, you agree to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, each member of, or person associated with, your firm shall have reasonable grounds (as required by NASD Conduct Rule 2810) to believe, on the basis of information obtained from the investor concerning


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      his investment  objectives,  other  investments,  financial  situation and needs, and any other information known to such member of, or person associated with, your firm, that (i) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of, of such investment; and (iii) an investment in Shares is otherwise suitable for such investor. You further represent, warrant and covenant that you will: (x) require each member of, or person associated with your firm, to make diligent inquiry as to the suitability and appropriateness of an investment in Shares from each proposed investor, (y) retain in your records for a period equal to the longer of (A) six years from the date of the applicable sale of Shares or
      (B) five years from the end of the Offering Period, and (z) make available to us and the Company, upon request (and upon your firm's receipt of an
      appropriate   document   subpoena   from   one   of  the   following,   to
      representatives of the Securities and Exchange Commission ("SEC"), NASD and applicable state securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by your firm, whether such records relate to accounts which have been closed,
      accounts   which  are   currently   maintained,   or  accounts   hereafter
      established. You shall not purchase any Shares for a discretionary account without obtaining the prior written approval of your customer and his signature on a Subscription Agreement.

            (c) Due Diligence: Adequate Disclosure. By signing below and signing each Subscription Agreement, you hereby acknowledge (or reaffirm, in the latter case) that, prior to entering into this Agreement, your firm satisfied itself that it has reasonable grounds to believe, based on information and other relevant materials made available to you by the Company, that all material facts are adequately and accurately disclosed and provide a basis for evaluation of an investment in the Shares (as is provided in NASD Conduct Rule 2810). In determining the adequacy of the disclosed facts you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the
      Company: (i) items of compensation; (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the Manager; (v) the Company's conflicts and risk factors and (vi) appraisals and other pertinent reports. You further acknowledge that you did not, and may not, rely upon the investigation conducted by us in our capacity as Dealer-Manager (because of our affiliation with the Manager) or by any other Selling Dealers, unless in the latter case all of the conditions set forth in NASD Conduct Rule 2810 have been met.

            (d) Compliance with the NASD Rules of Fair Practice. You also hereby agree that you will require each member of, or person associated with, your firm to inform any prospective purchaser of Shares, prior to his subscription for Shares, of all pertinent facts relating to the liquidity and marketability of an investment in Shares during the term of the investment (as provided in NASD Conduct Rule 2810). You also hereby agree to fully comply with all pertinent sections of Article III of the NASD Rules, including, without limitation, Sections 8, 24 and 36 thereof.

            (e) Record-Keeping and Disclosure. You further agree to keep such records with respect to each investor, his suitability and the amount of Shares sold and retain such records for such period of time as may be required by the SEC, any state securities commission, the NASD or by the Company. You agree to obtain and to forward to the Company any representation letters or related documents, if any, as are set forth in the Subscription Instructions in Exhibit C to the Prospectus.

            (f) Delivery of the Prospectus in Connection with Sale of Shares. You hereby represent, covenant and agree that no representative of your firm shall


                                  DMA - Page 7
      sell, and your firm shall not endorse and forward any Subscription Agreement to signify the completion of a subscription for, any Shares unless, in connection therewith, the proposed purchaser of such Shares has received a current copy of the Prospectus at or prior to the time that such person has signed his Subscription Agreement. Your firm acknowledges and agrees that such proposed purchaser shall not be admitted to the Company and Shares issued until the later of (a) the next succeeding Closing Date or (b) five business days after the date such proposed purchaser received a copy of the Prospectus (which shall be determined by the Manager by the date on which such proposed purchaser signed the Subscription Agreement).

            (g) Compliance with Rule 15c2-8 of the Exchange Act. You hereby (a) represent that neither you nor any person associated with your firm solicited customers' orders for Shares prior to the Effective Date; (b) represent and agree to take all reasonable steps to make available a copy of the final Prospectus relating to the Shares to each person associated with your firm who is expected, after the Effective Date, to solicit customers orders for Shares prior to the making of any such solicitation by such associated persons; (c) agree to take reasonable steps, as managing underwriter of this Offering, to furnish each Selling Dealer with sufficient copies, as requested by them, of the final Prospectus to enable them to comply with paragraphs (b), (c), (d) and (e) of Rule 15c2-8 of the Exchange Act and the prospectus delivery requirements of Section 5(b)(l) and (2) of the Act; and (d) agree that neither you, nor any person associated with your firm, will furnish Prospectuses to any person in any state (e.g. in any state (i) listed as not cleared on the "Blue-Sky Survey" by the general counsel of the Dealer-Manager or (ii) in which your firm or any person associated with your firm who solicits offers to buy or offers to sell Shares is not currently registered); provided, however, that this provision is not to be construed to relieve you from complying with the requirements of Section 5(b)(l) and (2) of the Act. You hereby acknowledge that Prospectuses shall not be furnished by you or any person associated with your firm to any prospective investor while the Registration Statement is subject to an examination, proceeding, or stop order pursuant to Section 8 of the Act.

      9. Representations, Warranties and Covenants of the Company.

            (a) The Registration Statement, including a form of the Prospectus and one or more amendments thereto with respect to the Shares has been (i) prepared by the Company in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the SEC thereunder and (ii) filed with the SEC under the Act. Copies of the Registration Statement and each amendment heretofore filed or proposed to be filed (and of each related preliminary prospectus) have been delivered to you.

            (b) The SEC has not issued any order  preventing or  suspending  the use of any preliminary prospectus. The Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Act and the Rules and Regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.

            (c) The Manager has been duly incorporated in the State of Connecticut and is validly existing and in good standing under the laws of the State of Connecticut with power and authority (corporate and other) to conduct its business and own its properties as described in the Prospectus.


                                  DMA - Page 8

            (d) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as described in the Prospectus.

            (e) On each Closing Date, the Shares will conform to all statements with regard thereto contained in the Prospectus, and the Company will have the authorized and issued capitalization as set forth in the Prospectus.

            (f) Except as reflected in or contemplated by the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition of the Company or the Manager, financial or otherwise, or any transactions entered into by the Company or the Manager, other than transactions in the ordinary course of business, which are not required to be disclosed in the Registration Statement or the Prospectus.

            (g) The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Company and the Manager as of the dates specified; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently maintained throughout the periods involved; and Hays & Company, LLP and KPMG LLP, who have certified the financial statements of the Company and the Manager, respectively, are independent public accountants as required by the Act and the Rules and Regulations.

            (h) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Act or state securities laws.

            (i) There are no actions, suits or proceedings pending, or to the knowledge of the Company, threatened against the Company, the Manager or any of their property, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, in which any adverse decision might have a materially adverse effect on the business or property of the Company or the Manager.

            (j) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or the Manager is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Manager or any of their property, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 7 of this Agreement may be limited under the applicable securities laws and subject to the provisions and application of any insolvency, bankruptcy or similar laws for

            (k) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 7 of this Agreement may be limited under applicable securities laws.

            (l) At the time of the delivery of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.


                                  DMA - Page 9

            (m) There are no contracts or other documents which are required to be filed as exhibits as to the Registration Statement which have not been so filed.

      10. Notice of Termination. This Agreement may be terminated by you or by us by giving written, cable or telex notice 10 days in advance of your or our intention to terminate; provided, however, that any rights to receive commissions in respect of sales of Shares made prior to such termination and any rights to indemnification or contribution hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (including, but not limited to, the suitability record retention and disclosure covenants contained in Section 8(e) above), shall survive such termination.

      11. Governing Law. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State.

      Please acknowledge acceptance of the terms hereof by signing the two enclosed copies of this letter and returning the same to us, whereupon this letter and your acceptance hereof shall constitute a binding agreement between us as of the date first above written. We will then supply to you for your files one of such copies signed by the Company and the Dealer-Manager.

                                     Company:

                                     ICON Income Fund Ten, LLC

                                     By: ICON Capital Corp., its Manager

                                         By: /s/ Paul B. Weiss
                                             --------------------------
                                             Paul B. Weiss, President


                                     Dealer-Manager:

                                     ICON Securities Corp.

                                     By: /s/ Thomas W. Martin
                                         -------------------------------
                                         Thomas W. Martin, President


                                 DMA - Page 10

               Jurisdictions in which Dealer-Manager is Qualified

(_) Alabama                   (_) Kentucky              (_) North Dakota
(_) Alaska                    (_) Louisiana             (_) Ohio
(_) Arizona                   (_) Maine                 (_) Oklahoma
(_) Arkansas                  (_) Maryland              (_) Puerto Rico
(_) California                (_) Massachusetts         (_) Rhode Island
(_) Colorado                  (_) Michigan              (_) South Carolina
(_) Connecticut               (_) Minnesota             (_) South Dakota
(_) Delaware                  (_) Mississippi           (_) Tennessee
(_) District of Columbia      (_) Missouri              (_) Texas
(_) Florida                   (_) Montana               (_) Utah
(_) Georgia                   (_) Nebraska              (_) Vermont
(_) Hawaii                    (_) Nevada                (_) Virginia
(_) Idaho                     (_) New Hampshire         (_) Washington
(_) Illinois                  (_) New Jersey            (_) West Virginia
(_) Indiana                   (_) New Mexico            (_) Wisconsin
(_) Iowa                      (_) New York              (_) Wyoming
(_) Kansas                    (_) North Carolina

                                        Dealer-Manager:

                                        ICON Securities Corp.


                                        By: /s/ Thomas W. Martin
                                            --------------------
                                            Thomas W. Martin
                                            President


                                 DMA - Page 11